UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SOC TELEMED, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following email was sent by Christopher M. Gallagher, Chief Executive Officer of SOC Telemed, Inc., to employees on February 3, 2022.

SOC Colleagues,

Today we announced plans to be acquired by Patient Square Capital (Patient Square). After you learn more about the transaction and our new partners, I think you’ll agree with me that this is positive news for our company, our team members, and our customers.

I understand this last year-and-a-half has been a challenging time for SOC Telemed. I’ve heard many employees refer to this time period as a roller coaster of change as we’ve navigated the challenges of operating in the public eye and bringing legacy Access Physicians into the fold.

I’m confident that partnering with Patient Square will provide our company with the capital support we need to stay on our front foot and invest aggressively in our transformative healthcare solutions, retain our top talent, and continue to build our leadership position in the industry. Let me tell you a little bit more about Patient Square and why I believe they are going to be a great fit for our company.

Patient Square is a dedicated health care investment firm that partners with best-in-class management teams whose products, services, and technologies improve health. Patient Square utilizes deep industry expertise, a broad network of relationships and a true partnership approach to make investments in companies that enable them to grow and thrive. Patient Square believes in the power that companies like ours have to improve patient lives, strengthen communities and create a healthier world. Even their name—Patient Square—is the embodiment of a patient approach to investing and a patient-centered orientation.

The partners at Patient Square understand our business and that of our clients. They have served for years on the boards of directors of leading health systems and provider organizations including HCA, Du Page Medical Group, OB Hospitalist Group, Envision Healthcare, Covenant Physician Partners, Summit BHC, Unified Women’s Healthcare, and Access Physicians. In short, Patient Square is deeply experienced in our market and deeply familiar with our business. And because of this experience, I believe Patient Square will offer us a level of investment and support that would be much harder for us to obtain, if at all, as a publicly traded company.

Given the substantial size of the acute care market and the fact that only a small fraction of the market is served by telemedicine today, Patient Square views SOC Telemed as a platform for long-term growth. Through extensive discussions with the SOC Telemed management team during their due diligence process, Patient Square has made clear their desire to invest meaningfully into the business to fund continued innovation, evolve the infrastructure of the business, and expand our technology-enabled clinical services into the market. The focus on these priorities will require increased hiring and expansion of company infrastructure and operations. These are all things that would have been more difficult to do as a public company. Furthermore, Patient Square takes a long-term view of the businesses in which they invest – with a focus on building sizeable, growthful, and sustainable businesses that play a meaningful role in our health care system. As just one example of this, one of the Patient Square partners served on the board of directors of HCA for more than 7 years.

We expect the change in company ownership from public to private to be seamless and represent no change or disruption to the way we partner with and support hospital clients or how we engage with our providers or employees. I will remain SOC Telemed’s CEO and I can speak on behalf of our leadership team in saying that we are all very excited about the opportunities that we believe this change will bring for our company, especially our people.

For those of you that are SOC Telemed shareholders, I’m sure you have a lot of questions on how this transaction will affect you. Under the terms of the agreement, upon closing of the transaction, SOC shareholders will receive $3 per share in cash, representing a substantial premium of approximately 366% over SOC’s closing share price on February 2, 2022, the last full trading day prior to the transaction announcement. Looking forward, Patient Square also believes strongly in establishing an alignment of incentives between their investment, stakeholders within the company, and the operational and financial performance during their investment timeframe.

I encourage you to read the details on the transaction in our press release that went out this morning. I will be hosting a town hall this morning at 11:00 EST to address this news. I hope you will adjust your schedule so you can attend.

Let me end by saying I am so proud to work for this incredible company and I deeply believe we have an important role and duty in improving our healthcare system. Every day I witness colleagues going above and beyond to serve our hospital partners and their patients. I hope you will join me in my enthusiasm about this new partnership that has strong alignment with our patient-centric culture, and we expect will allow us to have a bigger impact across our U.S. healthcare system and touch more patient lives.

Sincerely,

Chris Gallagher

Important Information and Where to Find It

In connection with the proposed transaction between SOC Telemed, Inc. (the “Company”) and Patient Square Capital, the Company will file with the Securities and Exchange Commission (“SEC”) relevant materials, including a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to the Company’s stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://investors.soctelemed.com or by contacting the Company’s investor relations department at the following:

SOC Telemed, Inc.

srubis@soctelemed.com

(214) 681-7991

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on May 10, 2021. Additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, will be included in the Proxy Statement that will be filed with the SEC relating to the proposed transaction when it becomes available. You may obtain free copies of these documents, when available, using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Patient Square Capital, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including statements about the parties’ ability to consummate the proposed transaction on the anticipated timeframe or at all, to make any filing or take any other action required to consummate the proposed transaction on the anticipated timeframe or at all, or to realize the anticipated benefits of the proposed transaction, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on the anticipated terms and timeframe, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the proposed transaction; (ii) the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; (iii) the Company’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (vii) the ability of the Company to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting the Company’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which the Company operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or pandemics; (xv) any potential negative effects of this communication or the consummation of the proposed transaction on the market price of SOC Telemed’s common stock; and (xvi) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, each as may be updated or supplemented by any subsequent filings that the Company may file with the SEC, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Investors are cautioned not to place undue reliance on such statements which speak only as of the date they are made. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and other similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.